UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2005

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three First National Plaza, Chicago, Illinois		60602-4260
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 726-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2005, the Board of Directors (the "Board") of Sara Lee Corporation ("Sara Lee") approved amendments to Sara Lee's 1999 Non-Employee Director Stock Plan (the "Plan"), which originally was adopted in June 2002 and was approved by Sara Lee's stockholders in October 2002. The amendments to the Plan were necessary to incorporate changes to the annual compensation program for outside directors that have been approved by the Corporate Governance and Nominating Committee of the Board and that will be effective for Sara Lee's fiscal year 2006. The amendments also include other changes that Sara Lee believes are necessitated by the recently enacted Section 409A of the Internal Revenue Code ("Section 409A"). The changes to the annual compensation program for outside directors and the material amendments to the Plan are described below.

CHANGES IN THE ANNUAL COMPENSATION PROGRAM FOR OUTSIDE DIRECTORS -- Sara Lee's Corporate Governance and Nominating Committee has approved the following changes to the annual compensation program for outside directors, effective beginning with Sara Lee's fiscal year 2006:

• Outside directors may elect to receive shares of Sara Lee common stock and/or restricted stock units ("RSUs") in lieu of all or a portion of their annual cash retainer. Previously, outside directors were entitled to receive only shares of Sara Lee common stock in lieu of all or a portion of their annual cash retainer.

• Annual Committee retainers will be paid 50% in cash and 50% in RSUs. Previously, all Committee retainers were paid in cash.

• All RSUs that are granted, whether as the annual retainer for service as a director or for service on a Committee of the Board, will vest one year after the date of grant but will not be converted into shares of Sara Lee common stock until six months after the director leaves Sara Lee’s Board of Directors. Previously, all RSUs vested in one year but were converted into shares of Sara Lee common stock three years after the date of grant.

• Each outside director who chairs a committee of the Board (other than the Audit Committee) will receive an additional retainer of $10,000 (increased from $5,000), and the Chair of the Audit Committee will receive an additional retainer of $20,000 (increased from $10,000). Each other outside director who is a member of the Audit Committee will receive an additional retainer of $7,500 (increased from $5,000).

The Plan has been amended to incorporate, as applicable, the forgoing changes to Sara Lee’s compensation program for outside directors.

AMENDMENTS TO CONFORM TO SECTION 409A -- The Board also approved the following amendments to the Plan to facilitate Sara Lee’s compliance with the provisions of Section 409A:

• A separate Deferral Program has been added to the Plan for director compensation deferrals pursuant to elections made on or after January 1, 2005, the effective date of Section 409A. The previous Deferral Program has been maintained to preserve the former rules applicable to deferrals made prior to January 1, 2005.

• The Plan's existing definition of "Change of Control" was amended to conform to the definition contained in Internal Revenue Service interpretations issued with respect to Section 409A.

• The Board is entitled unilaterally to amend the terms and conditions of the Plan or any outstanding Plan award to reflect changes in applicable law.

A copy of the Plan, as amended, will be filed as an exhibit to Sara Lee's next periodic report under the Securities Exchange Act of 1934, as amended. The foregoing descriptions of the Plan are subject to, and qualified by, the terms of the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

July 7, 2005	By:	Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel and Secretary